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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 1, 2000


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                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


     Washington                             0-26820             93-0962605
   (State or other jurisdiction of       (Commission           (I.R.S. Employer
    incorporation or organization)        File Number)       Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (206) 701-2000 Registrant's facsimile number, including area code: (206) 701-2500

                                      None
          (Former name or former address, if changed since last report)

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Item  5.  Other Events.

On March 1, 2000, we entered into an Asset Purchase Agreement with Silicon
   Graphics, Inc. ("SGI"). Under the agreement, we have agreed to purchase assets related to SGI's Cray supercomputer division and assume specified liabilities of SGI related to the division. The assets transferred will include real property in Chippewa Falls, Wisconsin, inventory, equipment, intellectual property rights, and other assets related to Cray's supercomputer products and the Cray name. In addition to the assumed liabilities, we will pay consideration consisting of cash, shares of our common stock and a promissory note in return for the assets. The agreement is subject to customary representations, warranties and closing conditions, including the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Although we expect to complete the transaction within the next 60 days, we cannot be certain that the conditions to closing will be satisfied and that the acquisition will be completed.

   Upon completion of the transaction, we will file a Current Report on Form 8-K that discloses additional information about the acquisition in accordance with Item 2 thereof.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TERA COMPUTER COMPANY


                                        By: /s/ KENNETH W. JOHNSON
                                            ---------------------------------
                                             Kenneth W. Johnson
                                             Vice President - Finance
March 2, 2000
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